EX-99.23(g)13)

                                  AMENDMENT TO
                  AMENDED AND RESTATED MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

     This Amendment dated the 12th day of September, 2006, to the Amended and Restated Mutual Fund Custody and Services Agreement effective as of May 1, 2001, (the "Agreement") by and between JNL Variable Fund LLC and JNLNY Variable Fund I LLC (each individually the "Fund") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Fund and the Custodian have entered into the Agreement;

     WHEREAS, in order to reflect the replacement of Jeffrey C. Nellessen with Daniel W. Koors, as an authorized person and Fund Officer; and

     WHEREAS, in order to reflect the additions of Tracey McLaughlin and Eric Bjornson as authorized persons,

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

     2. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

     3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     4. The Fund and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


JNL VARIABLE FUND LLC                                          MELLON TRUST OF NEW ENGLAND, N.A.
JNLNY VARIABLE FUND I LLC


By: _____/s/ Robert A. Fritts_________                         By: ____/s/ Candice Walker___________
Name:    Robert A. Fritts                                      Name:    ___Candice Walker_____________
Title:   President and Chief Executive Officer                 Title:   ___Vice President_____________

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS


        I, Susan S. Rhee, the Secretary of the JNL Variable Fund LLC and JNLNY Variable Fund I LLC, each a Delaware Limited Liability Company organized under the laws of Delaware (each individually, the "Fund"), do hereby certify that:

        The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Fund and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                                 SIGNATURE


Eric Bjornson                                /s/ Eric Bjornson
                                           ----------------------------


Robert A. Fritts                             /s/ Robert A. Fritts
                                           ----------------------------


Daniel W. Koors                              /s/ Daniel W. Koors
                                           ----------------------------


Tracey McLaughlin                            /s/ Tracey McLaughlin
                                           ----------------------------


Mark D. Nerud                                /s/ Mark D. Nerud
                                           ----------------------------


Susan S. Rhee                                /s/ Susan S. Rhee
                                           ----------------------------


William V. Simon                             /s/ William V. Simon
                                           ----------------------------



                                 JNL VARIABLE FUND LLC
                                 JNLNY VARIABLE FUND I LLC




                                 By: /s/ Susan S. Rhee
                                    -----------------------------------------
                                        Susan S. Rhee, Secretary

                                   APPENDIX B
                                  FUND OFFICERS


        I, Susan S. Rhee, the Secretary of the JNL Variable Fund LLC and JNLNY Variable Fund I LLC, each a Delaware Limited Liability Company organized under the laws of Delaware (each individually, the "Fund"), do hereby certify that:

        The following individuals serve in the following positions with the Funds and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Fund's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                POSITION                  SIGNATURE


Robert A. Fritts           President and Chief         /s/ Robert A. Fritts
                                                       -----------------------
                           Executive Officer

Mark D. Nerud              Vice President, Treasurer   /s/ Mark D. Nerud
                                                       -----------------------
                           and Chief Financial Officer

Susan S. Rhee              Vice President, Secretary   /s/ Susan S. Rhee
                                                       -----------------------
                           and Counsel

Steven J. Fredricks        Chief Compliance Officer    /s/ Steven J. Fredricks
                                                       -----------------------


Daniel W. Koors            Assistant Treasurer         /s/ Daniel W. Koors
                                                       -----------------------


                                    JNL VARIABLE FUND LLC
                                    JNLNY VARIABLE FUND I LLC



                                    By:   /s/ Susan S. Rhee
                                       -----------------------------------------
                                         Susan S. Rhee, Secretary

                                          Dated: SEPTEMBER 12, 2006